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                                                                    EXHIBIT 10.6
                              CONSULTING AGREEMENT


1.   Identification
     --------------

     This Consulting Agreement (the "Agreement"), dated as of March 10, 1997, is entered into by and between Four Media Company, a Delaware corporation ("Company"), and Darrell A. Anderson, an independent contractor ("Consultant").

2.   Recitals
     --------

     2.1. Company and its operating subsidiaries ("Affiliates") are engaged in the business of providing technical and creative services to the entertainment industry.

     2.2. Consultant has extensive experience in the business in which Company is engaged.

     2.3. Company desires to engage Consultant as an independent contractor to render advice and guidance in connection with Company's business.

3.   Term
     ----

     3.1. Subject to the terms and conditions set forth herein, Consultant's services hereunder shall be for a term of three (3) years commencing on the date hereof and expiring at the close of business on the day prior to the third anniversary of the date hereof (the "Term").

4.   General Terms
     -------------

     4.1.  Nature of Agreement.  The parties acknowledge and agree that
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Consultant will be retained by Company as an independent contractor, and not as an employee, and that, as an independent contractor of Company, Consultant will be under the control, supervision and direction of Company only as to the results of the services provided to Company under the terms of this Agreement and not as to the means by which such services are provided.

     4.2.  Duties and Services.  During the Term, Consultant agrees to perform
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such reasonable consulting services as may be assigned to Consultant by
Company's Board of Directors (the "Board") or Company's Chief Executive Officer. Except as specifically set forth herein, or as directed by Company, it is agreed that Consultant shall have no other authority to
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act on behalf of Company. The services to be performed by Consultant during the
Term shall be determined solely by Company, and shall include but not be limited to the provision of advice and counsel, and such related services, as Company may deem appropriate to assist it in its business. The services to be provided by Consultant shall be rendered in Los Angeles County. Consultant shall have no obligation or duty to travel outside of Los Angeles County in rendering such services. Consultant, in the rendition of such services, shall not be required to render any particular amount of time or to be available except by telephone upon reasonable notice.

5.   Compensation
     ------------

     5.1.  Compensation for Services.  Subject to Consultant's adherence to the
           -------------------------
terms and conditions of this Agreement, Consultant shall be paid an annual fee of Seventy-five Thousand Dollars ($75,000), payable by Company monthly.

     5.2.  No Withholding.  Because Consultant is retained as Company's
           --------------
independent contractor and not as an employee, Company and Consultant acknowledge and agree that no federal or state taxes, social security contributions or other deductions shall be made by Company from the payments made to Consultant pursuant to this Article 5, and that Consultant will remain solely liable for the payment of all such taxes. Consultant further acknowledges that Company will report compensation paid pursuant to this Agreement on a Form 1099 at the end of each year in which Consultant's services were provided. Consultant expressly covenants to make such tax payments as may be required by applicable law and to indemnify and hold Company harmless from and against any liability Company may incur as a consequence of Consultant's failure to make such failure to make such payments.

6.   Benefits
     --------

     6.1.  No Additional Benefits.  Consultant shall receive no additional
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benefits hereunder, and Consultant acknowledges that Company shall not be responsible for providing Consultant with health insurance, pension benefits or any other benefits.

7.   Termination
     -----------

     7.1.  This Agreement shall terminate upon:

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     7.1.(a)  The death of Consultant.

     7.1.(b)  The Disability of Consultant.

     7.1.(c) Termination of the employment of Darrell L. Anderson by Company for any reason whatsoever, it being understood that Consultant's services to a large extent will be rendered by and through consultation with Darrell L. Anderson.

     7.2. For purposes hereof, the term "disability" shall mean that, because of Consultant's physical or mental condition (a) he has been substantially unable to perform his duties hereunder for twelve (12) weeks in any twelve (12) month period; and (b) he has utilized any and all benefits available to him under state and federal laws, if applicable, and is either (i) unable to reasonably and effectively carry out his duties with reasonable accommodation by Company or (ii) unable to reasonably and effectively carry out his duties because any reasonable accommodation which may be required would cause Company undue hardship.

     7.3. In the event this Agreement is terminated solely by reason of the termination of Darrell L. Anderson as an employee of Company the compensation to Consultant herein shall continue during the Severance Period as defined and set forth in Darrell L. Anderson's written Employment Agreement with Company.

     7.4. Except as provided in paragraph 7.3 hereof, upon the termination of this Agreement, Consultant shall be entitled only to compensation accrued through such date, and to no other payments or benefits.

8.   Results and Proceeds
     --------------------

     8.1. Company shall own all results and proceeds of Consultant's services rendered under this Agreement, in perpetuity and throughout the universe. Consultant and Company hereby agree that all of such results and proceeds shall constitute work specifically ordered or commissioned by Company and shall therefore constitute "works made for hire" for the Company within the meaning of the copyright laws of the United States and Company shall be deemed to be the sole author thereof in all territories and for all purposes. Without limiting the foregoing, to the extent any of the results and proceeds of such services are not deemed "works made for hire," Consultant hereby irrevocably and unconditionally assigns each and all the

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copyrights in and to such results and proceeds to Company, throughout the universe and in perpetuity.

9.   Confidential Information; Non-Solicitation; Non-Use
     ---------------------------------------------------

     9.1.  Non-Disclosure of Confidential Information.  As used herein,
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"Confidential Information" means any and all information affecting or relating to the business of the Company and its Affiliates, including without limitation, financial data, customer lists and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works, or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, ideas, concepts, technologies, art work, logos, hardware, software, and may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts, lists and all other written, printed or otherwise recorded material of any kind whatsoever and any other information, whether or not reduced to writing, including "know-how", ideas, concepts, research, processes, and plans. "Confidential Information" does not include information that is in the public domain, information that is generally known in the trade, or information that Consultant can prove he acquired wholly independently of his relationship with the Company. Consultant shall not, at any time during the Term or thereafter, directly or indirectly, disclose or furnish to any other person, firm or corporation any Confidential Information, except in the course of the proper performance of his duties hereunder or as required by law (in which event Consultant shall give prior written notice to Company and shall cooperate with Company and Company's counsel in complying with such legal requirements). Promptly upon the expiration or termination of Consultant's engagement hereunder for any reason or whenever the Company so requests, Consultant shall surrender to the Company all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the Confidential Information.

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     9.2.  Non-Solicitation; Non-Use.  Consultant shall not, during the Term and
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for a period of two (2) years from the date of any termination or expiration of his services hereunder, directly or indirectly: (a) solicit or hire, or attempt to solicit or hire, any employee of the Company, or assist any person, firm or corporation in doing so or attempting to do so; or (b) solicit or cause to be solicited the disclosure of, or use or disclose, any Confidential Information for any purpose whatsoever or for any other party.

10.  Non-Competition
     ---------------

     10.1.  Non-Competition.  Consultant shall not, for so long as he is
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entitled to compensation under or pursuant to this Agreement (whether or not he is actively engaged by the Company hereunder), directly or indirectly: (a) compete with the Company; or (b) be interested in, employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as such terms are hereinafter defined); provided, however,
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that notwithstanding the foregoing, Consultant may make solely passive investments in any Competing Entity the common stock of which is "publicly held," and of which Consultant shall not own or control, directly or indirectly, in the aggregate securities which constitute more than one (1%) percent of the voting rights or equity ownership of such Competing Entity; or (c) solicit or divert any business or any customer from the Company or assist any person, firm or corporation in doing so or attempting to do so; or (d) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm or corporation in doing so or attempting to do so.

     For purposes of this Article 10, (i) the term "Competing Entity" shall mean any entity which presently or during the period referred to above engages in any business activity the Company is then engaged in or proposes to be engaged in; and (ii) the term "Territory" shall mean any geographic area in which the Company conducts business during such period.

11.  Breach; Restrictions
     --------------------

     11.1.  Breach of Provisions.  In the event that Consultant shall breach any
            --------------------
of the provisions of Articles 9 or 10, or in the event that any such breach is threatened by Consultant,

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in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of Articles 9 or 10. Consultant acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, Consultant shall not use as a defense thereto that there is an adequate remedy at law.

     11.2.  Reasonable Restrictions.  The parties acknowledge that the foregoing
            -----------------------
restrictions, the duration and the territorial scope thereof as set forth in Articles 9 and 10, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

12.  Miscellaneous
     -------------

     12.1.  Binding Effect.  This Agreement shall be binding upon and inure to
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the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; provided that the rights and
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obligations of Consultant hereunder shall not be assignable by him.

     12.2.  Notices.  Any notice provided for herein shall be in writing and
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shall be deemed to have been given or made when personally delivered or three
(3) days following deposit for mailing by first class registered or certified mail, return receipt requested, or if delivered by facsimile transmission, upon confirmation of receipt of the transmission, to the address of the other party set forth below or to such other address as may be specified by notice given in accordance with this Section 6.2:

If to the Company:  Four Media Company
                    2813 W. Alameda Avenue
                    Burbank, CA  91505
                    Attention: Robert T. Walston, C.E.O.
                    Fax No.:  (818) 846-5197

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With a copy to:     Greenberg Glusker Fields Claman
                       & Machtinger LLP
                    1900 Avenue of the Stars, #2100
                    Los Angeles, CA  90067
                    Attention:  Jill A. Cossman, Esq.
                    Fax No.:  (310) 553-0687

If to Consultant:   Darrell A. Anderson
                    10063 Toluca Lake Avenue
                    Toluca Lake, CA  91602
                    Fax No.:

With a copy to:     James M. Donovan, Esq.
                    515 South Figueroa Street
                    Suite 1000
                    Los Angeles, CA  90071
                    Fax No.:  (213) 689-8784

     12.3.  Severability.  If any provision of this Agreement, or portion
            ------------
thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

     12.4.  Arbitration.  Any controversy, claim or dispute arising out of or in
            -----------
any way relating to this Agreement, the alleged breach thereof, and/or Consultant's engagement with the Company or termination therefrom, including without limitation, any and all claims for discrimination or harassment, shall be determined by binding arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. California Code of Civil Procedure (S)1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The

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arbitration shall be commenced and heard in Los Angeles County, California.
The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph.

     12.5.  Attorneys' Fees.  The parties agree that the prevailing party in any
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action, controversy or dispute arising out of or relating to this Agreement or the breach of any provision hereof, shall be entitled to reimbursement by the losing party of all costs and expenses including but not limited to reasonable attorneys' fees and costs resulting from any action or proceeding filed in accordance with the terms of Section 12.4 hereof or otherwise, to enforce any term of this Agreement or for any damage by reason of an alleged breach of any term of this Agreement.

     12.6.  Waiver.  No waiver by a party hereto of a breach or default
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hereunder by the other party shall be considered valid unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

     12.7.  Entire Agreement.  This Agreement sets forth the entire agreement
            ----------------
between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understanding between the Company and Consultant, whether written or oral, fully or partially performed relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. It is expressly understood that this Agreement is deemed delivered to Company after the delivery by Consultant of a Release and Indemnity Agreement in favor of Company.

     12.8.  Amendment.  No modification, change or amendment of this Agreement
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or any of its provisions shall be valid unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

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     12.9.  Applicable Law.  This Agreement, and all of the rights and
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obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

     12.10.  Counterparts.  Thus Agreement may be executed in counterparts, each
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of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              "COMPANY"

                              FOUR MEDIA COMPANY, a Delaware corporation



                              By:  ____________________________________
                                   Robert T. Walston, Chairman and Chief
                                   Executive Officer


                              "CONSULTANT"



                              __________________________________________
                              Darrell A. Anderson

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